                                                                  EXHIBIT 10(h)


                                LEASE AMENDMENT


     THIS LEASE AMENDMENT, made as of the 31st day of August, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement dated September 15, 1976, and known as Trust No. 39340 ("Landlord") and MIDWESCO, INC. (formerly known as Midwesco-Enterprise, Inc.), an Illinois corporation ("Tenant");

                                  WITNESSETH:

     A. On November 18, 1976, Landlord and tenant entered into an industrial building lease (the "Lease") whereby Landlord leased to Tenant and Tenant leased from Landlord the real estate, and all improvements located thereon, legally described in Exhibit "A" attached hereto (the "Premises");
     B. Pursuant to Section 4.0 of the Lease, Tenant is required to pay to Landlord, as annual rent for the Premises, an annual rent amount equal to $220,000;
     C. Tenant desires to remodel a portion of the premises by converting approximately 3,000 square feet of shop space in the Premises to approximately 6,000 square feet of double decked office space;
     D. Landlord and Tenant mutually desire to amend the Lease to permit certain alterations to the Premises and to provide for an increased annual rent to be paid by Tenant to Landlord.
     NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Section 4.0 of the Lease is deleted in its entirety and the following is substituted in lieu thereof:

4.0 Rent.

     A. For purposes of this Section 4.0, the following words and phrases shall have the following meanings:

     1. "Adjustment Date" shall mean February 1, 1983 and each February 1 thereafter falling within the term of the Lease.

     2. "Adjustment Year" shall mean each 12 calendar month period falling within the term of the Lease which period shall commence on an Adjustment Date and end on the January 31st next following such Adjustment Date.

     3. "CPI" shall mean the Consumer Price Index For All Urban Consumers, applicable to the Chicago, Illinois area published by the United States
Department of Labor, Bureau of Labor Statistics.   If the Consumer Price Index
is discontinued or is unavailable, Landlord will substitute a comparable index reflecting changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, bank or other financial institution, or any recognized authority.

     B. Effective each Adjustment Date, Tenant's annual rate of rent for the Adjustment Year in which such Adjustment Date falls shall be an amount equal to
(i) the annual rate of rent hereunder, in effect on a fraction, the day immediately preceding such Adjustment Date, multiplied by a fraction, the denominator of which is the CPI for the thirteenth month preceding such Adjustment Date and the numerator of which is equal to the denominator plus three-fifths of the increase in the CPI during the twelve months preceding the date which is one month before the adjustment date, provided, however, that if, on any Adjustment Date, the calculation described in this Section 4.0(B) results in an annual rate of rent which is lets than the annual rate of rent for the immediately preceding Adjustment Year, then the annual rate of rent for the Adjustment Year in which such Adjustment Date falls shall be the annual rate of rent for the immediately preceding Adjustment Year.

     C. Tenant shall pay the rent provided for in Section 4.01(B) above, to or upon the direction of David Unger and Henry Mautner, c/o David Unger and Henry Mautner, 7720 North Lehigh Avenue Niles, Illinois, until otherwise notified in writing by Landlord, in equal monthly installments, in advance, on the first day of each calendar month failing within the term of the Lease. Such rent shall be paid as aforesaid without demand, notice, deduction, set off, discount or abatement and in lawful money of the United States.

     2. Landlord hereby consents to the performance of the remodeling work (the"Work") described in Recital C above on the following terms and conditions:

        (a) The Work shall be performed at the sole cost and expense of Tenant and Tenant hereby covenants and agrees to keep the Premises at all times free and clear of all liens and encumbrances arising out of or
     in connection with the performance of the Work; and                   .

        (b) The Work shall be performed in a good and workmanlike manner in accordance with plans and specifications approved by Landlord.


     3. This Lease Amendment shall be null and void and of no force or effect unless and until such time as Equitable Life Insurance Company of Iowa, holder of a first mortgage encumbering the Premises and the collateral assignee of the Landlord's interest in the lease, executes and delivers the Consent to Lease Amendment attached hereto as Exhibit "B".
     4. The Lease, as hereinabove amended, shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment as of the date first above written.
LANDLORD:

AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO,
as Trustee aforesaid



By:
Title:

TENANT:
MIDWESCO, INC. (formerly known as
Midwesco-Enterprise, Inc.), an Illinois corporation




By:
Title:

                                  EXHIBIT "A"


                               LEGAL DESCRIPTION


THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE 3RD PRINCIPAL MERIDIAN, LYING WEST OF THE WEST LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872, AS DOCUMENT 626/8, AND ALSO WEST OF THE EASTERLY 60 FEET ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVE., EXCEPT THE NORTH 33 FEET THEREOF, ALSO EXCEPT THE WEST 237.40 FEET THEREOF, ALSO EXCEPTING THAT PORTION OF THE ABOVE DESCRIBED TRACT HERETOFORE CONVEYED TO THE PUBLIC SERVICE COMPANY OF NORTHERN ILLINOIS, DESCRIBED AS THAT PART OF THE SOUTH 2 CHAINS, WEST OF THE WEST LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD RIGHT OF WAY IN THE NORTH 1/2 OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE 3RD PRINCIPAL MERIDIAN, LYING EASTERLY OF A LINE PARALLEL TO THE WEST LINE OF SAID SECTION AND 100 FEET WEST OF THE INTERSECTION OF THE WESTERLY LINE OF LEHIGH AVE., AND THE NORTH LINE OF SAID TRACT, IN THE VILLAGE OF NILES, COOK COUNTY, ILLINOIS.

                                  EXHIBIT "B"


                           CONSENT TO LEASE AMENDMENT


     EQUITABLE LIFE INSURANCE COMPANY OF IOWA, an Iowa corporation, pursuant to that certain Assignment recorded in the office of the Cook County, Illinois Recorder of Deeds as Document No. 6503442, as collateral assignee of that certain lease (the "Lease') dated November 18, 1976, by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated September 15, 197.6 and known as Trust No. 39340, as Landlord, and Midwesco, Inc. (formerly known as Midwesco-Enterprise, Inc.), an Illinois corporation, as Tenant, and as holder of a mortgage encumbering the premises described on Exhibit A to the foregoing Lease Amendment, which mortgage is recorded in the office of the Cook County, Illinois Recorder of Deeds as Document No. 23743556, hereby consents to the execution and delivery of the foregoing Lease Amendment and to the alteration of the premises thereby contemplated.


EQUITABLE LIFE INSURANCE COMPANY OF IOWA, an Iowa corporation


By:
Title:

                  FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE


     THIS FIRST AMENDMENT is made as of the 1st day of March, 1992, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, and known as Trust No. 39340 ("Landlord"), and MIDWESCO, INC. (formerly known as Midwesco-Enterprise, Inc.), an Illinois corporation ("Tenant").


                              W I T N E SS E T H:

     A. Landlord and Tenant entered into a certain lease dated November 18, 1976 (the "Lease"), whereby Landlord leased to tenant certain premises (the "Premises") located at 7720 North Lehigh Avenue, Niles, Illinois for a lease term expiring on December 31, 2001.

     B. Landlord and Tenant desire to amend the Lease to extend the term of the Lease by six years, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

     1. Term. The term of the Lease is hereby extended for one additional term of 6 years which shall expire on December 31, 2007, unless sooner terminated as otherwise provided in the Lease. All of the terms and provisions of the Lease shall apply during the term of the Lease, as hereby extended, except as otherwise specifically set forth in this First Amendment.

     2. Base Rent. Notwithstanding anything contained in Section 4.0 of the Lease to the contrary, effective April 1, 1992 the annual base rent for the Premises shall be $393,000, which amount shall be payable in monthly installments of $32,750.

     3. Binding Effect. The Lease, as hereby amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

     4. Conflict. In the event of any conflict between the terms or provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall govern and control.

           IN WITNESS WHEREOF, this First Amendment is executed as of the day and year aforesaid.



LANDLORD:

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust Agreement dated September 15, 1976, and known as Trust No. 39340



BY:
Title:






TENANT:

MIDWESCO, INC. (formerly known as Midwesco-Enterprise, Inc.), an Illinois corporation



BY:
Title.

                     SITE AGREEMENT NO. 41- Niles, Illinois


     THIS AGREEMENT, made this 8th day of April, 1987, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee under Trust Agreement dated September 15, 1976 and known as Trust No. 39340 ('Lessor'), and ROGERS RADIO CALL, INC., an Illinois corporation ("Lessee").

                               W I T N E S E T H:

     That Lessor, for and in consideration of the covenants and agreements hereinafter mentioned to be kept and performed by Lessee, has demised and leased to Lessee a portion of the property legally described on Schedule I attached hereto and made a part hereof ('Property'), which portion consists of the real estate situated in the Village of Niles, in the County of Cook and State of Illinois, described in Exhibit A and depicted in Exhibit B, both of which are attached hereto and made a part hereof, together with all right, title and interest of Lessor in and to all easements, privileges and other appurtenances pertaining to said real estate (which real estate and the foregoing right, title and interest of Lessor shall hereinafter collectively be called the 'Promises'), and has granted and conveyed to Lessee certain Easements (as such phrase is hereinafter defined) appurtenant to the Premises.

     TO HAVE AND TO HOLD the Premises and the Easements, unto Lessee, for a term (the "Term") commencing on the date of execution hereof and ending April 30, 2017, and for any Extended Terms (as such phrase is hereinafter defined).

     AND Lessee, in consideration of the leasing of the Premises and the granting of the Easements by Lessor, and of Lessor's representations herein, does covenant and agree with Lessor as follows:

     1. Lessee shall pay Lessor as rent for the Premises, for the Term, without set-off, deduction or credit whatsoever, the amounts set forth in paragraph 2 hereof, all of which payments shall be made to Lessor at 7720 Lehigh Avenue, Niles, Illinois 60648, Attention Henry M. Mautner, or such other place as the Lessor may designate from time to time by notice to Lessee. Lessee's covenant to pay rent shall be independent of every other covenant contained in this agreement.

     2. The rent payable by Lessee to Lessor shall be as follows:

        $50,000.00 (the "Lump Sum Payment") on the earlier of (a) May
        1, 1987 and (b) the later of (i) the date hereof and (ii) ten (10) days after Lessee shall have obtained all necessary local, municipal, county, state and federal approvals, licenses, variations, ordinance amendments and permits, so as to permit construction on and use and occupancy of the Promises for all of the purposes set forth in paragraph 3 hereof (all of which approvals, licenses, variations, ordinance amendments and permits shall hereinafter collectively be called the ("Approvals"), and $600 per month thereafter through April 30, 1992; $1,200 per month for the period from May 1, 1992 through April 30, 1997; $1,500 per month for the period from May 1, 1997 through April 30, 2002;
        $1,800 per month for the period from May 1, 2002 through April 30, 2007; $2,100 per month for the period and $2,400 per month for the period from May 1, 2012 through April 30, 2017.

Such monthly installments shall be payable one each in advance on the first day of every calendar month during said period through the date of expiration of the Term, or such earlier date as this agreement is terminated.

     3. The Premises may be used only in connection with the operation of a cellular mobile telephone system, a radio tower, radio equipment, antennas and microwave and other dishes and for transmitting and receiving communications signals, and, in connection therewith, for the installation, repair, maintenance, operation, housing and removal of antennas, microwave and other dishes, wires, transmitters, receivers, appliances, machinery, trade fixtures and communications and other equipment (collectively, the "Equipment"), whether freestanding or located on a tower or in buildings or other improvements to be constructed upon or in the Premises, or for any other related purpose.

     4.A. The Premises are not readily accessible to a public way, and electric, telephone and other utility services are not available directly to the Premises. Accordingly, Lessor shall and does hereby grant and convey to Lessee, the following non-exclusive easements ("Easements"):

     (i) an Easement over and across those portions of the Property described on Exhibit A attached hereto and depicted on Exhibit B attached hereto as "EASEMENT FOR INGRESS AND EGRESS I" and "EASEMENT FOR INGRESS AND EGRESS II" (collectively, "Easement #1"), to provide suitable, adequate and direct access, twenty-four (24) hours each and every day, seven (7) days each and every week, for ingress and egress and passage of pedestrians, vehicles and construction materials and equipment, to and from the Premises from and to the nearest public way, and to provide parking and storage for service vehicles, equipment and supplies during any time, from time to time, that Lessee is servicing, maintaining or repairing the improvements and/or Equipment upon or in the Premises; provided that Lessee's storage of vehicles, equipment and supplies on Easement #1 shall be limited in duration to times when Lessee's Equipment is being serviced; provided that Lessee's use of Easement #1 for storage purposes shall not exceed 24 hours consecutively on any one occasion; and provided that Lessee shall store such vehicles, equipment and supplies at Lessee's own risk;

     (ii) an Easement upon, over, under and across those portions of the Property described on Exhibit A attached hereto and depicted on Exhibit B attached hereto as "EASEMENT FOR PUBLIC UTILITIES NO. ONE" and "EASEMENT FOR PUBLIC UTILITIES NO. TWO", for the construction, installation, removal, repair, relocation, replacement, maintenance and operation of electrical, telephone and other communication facilities as may be required in connection with the transmission and distribution of electricity, telephone and other communications and sounds and signals; and

     (iii) an Easement upon, over, under and across that portion of the Property described on Exhibit A attached hereto and depicted on Exhibit B attached hereto as "EASEMENT FOR

CONSTRUCTION STAGING AREA", being an area thirty-five (35) feet by one hundred twenty (120) feet, adjacent to the Premises, for temporary storage and use of construction materials and equipment during any time, from time to time, that Lessee is constructing, installing, removing, repairing or replacing improvements or Equipment upon or in the Premises as permitted by this agreement, and during the time of clean-up operations after completion of any such construction, installation, removal, repairs or replacements; provided, however, that Lessee shall not place any buildings or structures on the area covered by such Easement; and provided that Lessee shall repair and restore the area covered by such Easement after any such construction, installation, removal, repairs or replacements to at least as good a condition as when Lessee first entered upon the area covered by such Easement; and provided further that Lessee's use of such Easement shall not exceed sixty (60) days consecutively during any twelve (12) month period; and provided further that Lessee shall store such construction materials and equipment at Lessee's own risk.

The Easements shall remain in effect during the Term and any Extended Terms. Lessor shall maintain, in at least its present condition and repair, the areas covered by the Easements ("Easement Areas") throughout the Term and any Extended Terms. No additional rent or other consideration shall be payable by reason of Lessor's grant of the Easements.

     B. (i) Lessor represents that Lessee shall have free and unrestricted access over Easement #1 for ingress and egress and passage of pedestrians, vehicles and construction materials and equipment to and from the Premises during the Term and any Extended Terms, twenty-four (24) hours each and every day, seven (7) days per week, for the purpose of constructing, installing, removing, repairing, replacing, maintaining and operating Lessee's improvements and Equipment, and that Lessor shall not permit or suffer any interference with such free and unrestricted access. Notwithstanding anything to the contrary contained herein, if Lessor's performance of its obligations hereunder is delayed due to a "Cause" (as hereinafter defined), Lessor shall have such additional time to perform its obligations as is equal to the period of delay resulting from the Cause.

     (ii) Throughout the Term and any Extended Terms, Lessor shall provide snow removal services, at least between the hours of 9:00 a.m. and 5:00 p.m., at least on weekdays other than legal holidays, on concrete or asphalt paved portions of Easement #1, as, when and where necessary to ensure that Lessee shall have such free and unrestricted access to and from Premises from and to an open public street, road or way. Throughout the Term and any Extended Terms, Lessor shall provide Lessee with a telephone number which, if called by Lessee, will ring at a location that is staffed by Lessor or its agents or employees at least between the hours of 9:00 a.m. and 5:00 p.m., at least on weekdays other than legal holidays. If Lessee calls such telephone number from time to time and requests snow removal services from Lessor, Lessor will cause such snow removal services to be provided so that the aforedescribed free and unrestricted access will be restored within two (2) hours of the time of that call. Notwithstanding anything to the contrary contained herein, if Lessor's performance of its snow removal obligations is delayed due to a "Cause" (as hereinafter defined), Lessor shall have such additional time to perform its snow removal obligations as is equal to the period of delay resulting from the Cause.

     (iii) For purposes of this paragraph 4B, a "Cause" means any one or more of the following: a strike, lockout or labor difficulty; explosion, sabotage, accident, riot, or civil commotion; act of war; fire or other catastrophe; or any other cause beyond Lessor's reasonable control; provided that a lack of funds on the part of Lessor shall not be deemed to be a cause beyond Lessor's reasonable control.

     C. At Lessee's request from time to time, and without further payment or consideration, Lessor shall grant and convey to the electric and/or telephone utility companies serving or authorized to serve the Premises, by and using such forms of instrument or easement agreement as are then being used by such companies, perpetual easements to use the Easement Areas described in subparagraph 4A (ii) hereof for the purposes set forth in said subparagraph 4A
(ii), on such terms and conditions as are customarily contained in such forms of instrument or easement agreement as are then being used by such companies; and Lessor shall take any and all actions acceptable to Lessor in its reasonable discretion and execute, acknowledge and deliver any and all documents (acceptable to Lessor in its reasonable discretion) requested by such companies or Lessee in order to accomplish the foregoing. Lessee shall indemnify Lessor for any expense in connection with the foregoing.

     5. Lessor represents that Lessor owns good and marketable title in fee simple to the Premises and the Easement Areas described in paragraph 4A hereof, free and clear of all liens and encumbrances except as set forth on Exhibit C attached hereto and made a part hereof, and Lessor acknowledges that Lessee is relying upon the foregoing in entering into this agreement and in expending monies in connection herewith. Other than a mortgage on the Property, Lessor shall not encumber or permit any encumbrances, liens or restrictions on the title to the Premises or the Easement Areas other than those set forth on Exhibit C hereto, except with the prior written approval of Lessee. Lessor may, at its option, subordinate this agreement and Lessee's interest hereunder to any mortgage, deed of trust, prime lease, or other lien hereafter placed on the Premises; provided that Lessor shall first obtain and deliver to Lessee from any future mortgagee, trustee, fee owner, prime lessor or any person seeking to have an interest in the Premises superior to this agreement, a written non-disturbance agreement providing that (a) as long as Lessee attorns to the mortgagee, trustee, fee owner, prime lessor or other person, its successors and assigns, this agreement shall be recognized by the mortgagee, trustee, fee owner. prime lessor or other person, and that all of the rights of Lessee, including, without limitation, Lessee's options to extend the Term of this agreement, shall remain in full force and effect during the Term and any Extended Term, and (b) as long as Lessee attorns to the mortgagee, trustee, fee owner, prime lessor or other person, its successors or assigns, and performs all of Lessee's obligations hereunder, Lessee shall not be named or joined in any action or proceeding to foreclose or terminate the interest of Lessor or enforce any such mortgage, deed of trust, prime lease or fee owner's rights, or the rights of such other person, brought or filed by any such person. in the event of foreclosure or any enforcement of any such mortgage, deed of trust, prime lease or fee owner's rights, or the rights of such other person, Lessee's rights hereunder shall expressly survive, and this agreement shall in all respects continue in full force and effect; provided that Lessee performs all its obligations hereunder and attorns to the mortgagee, trustee, purchaser at the foreclosure sale, prime lessor, fee owner or other person. The subordination of this agreement and Lessee's interest hereunder to any such mortgage, trust deed, prime lease or other instrument is expressly conditional upon Lessor obtaining and delivering to Lessee such non-disturbance agreement. Provided such non-disturbance agreement is delivered to Lessee, Lessee agrees to execute, if the same is required, any and all instruments in writing which may be requested by Lessor to subordinate Lessee's rights under this agreement to the lien of any such mortgage, deed of trust, prime lease or any other instrument, all as aforesaid.

     6. A. Lessee shall pay directly all charges for heat, light, power, telephone and other utilities used in connection with the Premises during the Term and any Extended Terms. In connection with the foregoing, Lessee shall also pay the cost of installation of any necessary separate meters. If Lessee shall fail to pay any such charges when due, Lessor may pay the same, and Lessee shall repay Lessor for any amounts so advanced within fifteen (15) days after receipt of Lessor's statement therefor.

     B. Lessee shall pay as additional rent during the Term and any Extended Term any portion of the real estate taxes for the parcel of real estate owned by Lessor of which the Premises are a part (which parcel is designated by Permanent Tax Index Number 10-29-105-006-0000) directly attributable to additional improvements included as part of the improvement portion of the assessed valuation of said parcel for and by reason of improvements or additions constructed or made by Lessee on the Premises; provided that Lessee and its agents, in Lessee's name or in the name of Lessor, shall have the right at Lessee's expense to contest the amount and validity, in whole or in part, of any tax or portion thereof for which Lessee is responsible pursuant to the terms hereof, by appropriate proceedings diligently conducted. If any rebate of such real estate taxes is made, the rebate shall be retained by or paid to Lessee based on the proportion which the real estate taxes paid by Lessee bears to the total amount of real estate taxes to which such rebate relates. Lessor shall promptly forward to Lessee copies of all applicable assessment notices and tax bills and other matters relating to the real estate taxes to the end that Lessee is not prejudiced in exercising the rights granted hereunder.

     C. Lessee shall pay all personal property taxes levied on the Equipment installed by Lessee on the Premises.

     7. Lessee shall have the right at any time during the Term and any Extended Terms, at their own expense, to construct or make upon or in the Premises any improvements or additions of whatever kind or description necessary or convenient to the use of the Premises in accordance with paragraph 3 of this agreement, and to install Equipment, upon or in the Premises, and to remove any such improvements, additions and Equipment so constructed, made or installed. Upon completion of initial construction and installation of improvements, additions and Equipment on the Premises, Lessee shall secure the Promises by installing on the Premises at Lessee's expense a ten (10) foot tall fence, or such smaller fence as may be the highest fence permitted under local law. Any and all improvements or additions so constructed or made, and any and all Equipment so installed, upon or in the Premises, shall remain personal property notwithstanding the fact that any or all of same may be affixed or attached to the Premises, and, during the Term and any Extended Terms, and upon expiration thereof, or the termination of this agreement, shall belong to and be removable by Lessee.

     8. Lessee shall keep the Premises in good condition and repair in accordance with applicable federal, state and municipal laws, and, at the expiration of the Term and any Extended Terms, or such earlier date as this agreement is terminated, Lessee will remove (to the ground level on the date hereof) all above-ground improvements, additions and Equipment constructed, made or installed by Lessee, will place the Premises in a reasonably level and non-hazardous condition, and will otherwise yield up the Premises in at least as good a condition as when the same were entered upon by Lessee, loss by casualty and ordinary wear and tear excepted.

     9. Lessee and its agents may apply to the appropriate governmental authorities and public utilities for any Approvals and easements required of or deemed necessary or useful by Lessee for its use of the Premises, or in order to construct or make improvements or additions, or to install Equipment, upon or in the Premises. Lessor shall join in any such applications as requested by Lessee and shall cooperate fully with Lessee in connection with the foregoing and, upon request of Lessee, shall take any and all actions and execute, acknowledge and deliver any and all documents and instruments reasonably requested by Lessee (including, without limitation, the grant of utility easements), provided that none of the foregoing actions, documents or instruments shall impose any liability on Lessor. Lessee shall pay directly any costs in connection with the foregoing. Lessee shall pay all license, permit and inspection fees required in connection with its use of the Premises or the conduct of its business thereon. Notwithstanding anything to the contrary contained herein, Lessee shall not apply for any zoning change the effect of which will interfere with the current use of the Property or make the current use of the Property non-conforming under the applicable law, and no aspect of any zoning change granted in connection with Lessee's initial construction and installation of improvements, additions and/or Equipment upon or in the Premises shall rely on any other portion of the Property to satisfy zoning requirements applicable to the Premises.

     10. This agreement and Lessee's obligations under this agreement are contingent upon the occurrence of the following events on or before April 30, 1987: Lessee shall have received the Approvals and easements referred to in paragraphs 2, 4C and 9 hereof. If by said date one or more of such events shall not have occurred, then at Lessee's option, which shall be exercised, if at all, on or before April 30, 1987, Lessee may waive such contingencies and thereby continue this agreement in full force and effect, or Lessee may terminate this agreement effective on or before said date by notice to Lessor. Upon such termination by Lessee, this agreement, the Term and all of Lessee's obligations contained herein shall forthwith terminate and end on the date specified in such notice; provided that if Lessee terminates this agreement pursuant to this paragraph 10, Lessor shall refund the Lump Sum Payment to Lessee within ten (10) days after Lessee's notice of termination, but Lessor shall be entitled to retain all other rent theretofore paid by Lessee. Notwithstanding anything to the contrary contained herein, upon such termination, Lessee shall indemnify Lessor for any liabilities arising prior to such termination due to Lessee's acts or omissions on the Premises or the Easement Areas.

     11. Lessee Shall indemnify and hold harmless Lessor, Lessor's beneficiaries, any mortgagee of the Premises and/or the Easement Areas ("Mortgagee") and the Premises and the Easement Areas from and against all liens or claims for lien for material or labor by reason of any work done and/or material furnished Lessee in connection with the construction by Lessee of any improvements or additions upon or in the Premises. If any such lien or claim for lien is filed against the Premises or the Easement Areas, or any part thereof, by reason of the construction of any improvements or additions by Lessee, Lessor shall give notice thereof to Lessee and demand that Lessee remove such lien or claim for lien, and if the same is not removed within thirty (30) days after Lessee receives such notice and demand, then (and only then) Lessor may (unless within such thirty (30) day period Lessee furnishes to Lessor a surety bond protecting Lessor against such lien), without inquiring into the validity thereof, remove the same at its own expense, and Lessee shall repay Lessor for any amounts so advanced within fifteen (15) days after receipt of Lessor's statement therefor.

     12. Lessee shall, at its own expense, during the Term and any Extended Terms, insure Lessor, Lessor's beneficiaries from time to time, and any Mortgagee whose existence has been made known to Lessee by a notice from Lessor, by an endorsement on a blanket policy or policies or otherwise, with a company or companies authorized to do business in the State of Illinois against any liability which may be incurred by Lessor, Lessor's beneficiaries or any such mortgagee on account of death, bodily injury or property damage which may be sustained by any person or persons or their property who or which might at any time be in or about the Premises. Said policy or policies of insurance shall provide coverage on an occurrence basis and shall be in limits of not less than One Million Dollars ($1,000,000.00), in the event of either bodily injury or death, or property damage, or both, as the result of any one accident or occurrence. Lessee shall deliver certificates therefor to Lessor upon request. The certificate shall contain a statement to the effect that should said policy or policies be canceled prior to the expiration date therof, the issuing company or companies will endeavor to mail thirty (30) days written notice to the certificate holder. In the event Lessee shall fail to procure such public liability insurance or pay the premiums therefor or deliver said certificates therefor to Lessor upon request, Lessor may procure such insurance and pay the premiums therefor, and Lessee shall repay Lessor for any amounts so advanced within fifteen (15) days after receipt of Lessor's statement therefor. In addition, Lessee shall, at its own expense, obtain the following: (a) automobile liability insurance in limits of not less than One Million Dollars ($1,000,000.00); (b) workman's compensation as required by Illinois law; and
(c) umbrella liability insurance in limits of not less than Four Million
Dollars.

     13. Lessee and Lessor shall each be responsible for maintaining insurance covering their own property, whether or not located on the Premises. Lessor and Lessee each hereby waive any and all rights of recovery, claim, action, or cause of action, each may have against the other, its agents, officers or employees, on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises or any improvements thereon or therein, or any personal property of such party thereon or therein, or the Easement Areas, by reason of fire, the elements or any other cause which customarily is insured against under the terms of standard .all risk' property, fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees. Each party hereto, on behalf of its respective insurance companies insuring its property against any such loss, does hereby waive any right of subrogation that such companies may have against the other party hereto. The parties hereto covenant with each other that, to the extent such insurance endorsement is available, they will each obtain, for the benefit of the other, an explicit waiver of any such right of subrogation from its respective insurance companies.

     14. Lessee may terminate this agreement by thirty (30) days' notice to Lessor accompanied by a termination fee equal to the greater of (a) Five Thousand Dollars ($5,000.00) and (b) an amount equal to three (3) months rent at the then current rate, and upon such termination the Term and all obligations of the Lessee contained herein shall forthwith terminate and end on the date specified in such notice. If Lessee terminates this agreement pursuant to this paragraph 14, Lessor shall be entitled to retain all rent theretofore paid by Lessee. Notwithstanding anything to the contrary contained herein, upon such termination, Lessee shall indemnify Lessor, Lessor's beneficiaries and any Mortgagees for any liabilities arising prior to such termination due to the acts or omissions of Lessee and its agents and employees on the Premises or the Easement Areas.

     15. Lessee shall have the right, without the consent of Lessor, to assign this agreement and the Easements contained herein or sublet all or any part of the Premises for any use permitted by paragraph 3 hereof. In addition, Lessee shall have the right, without the consent of Lessor, to assign or otherwise transfer this agreement, the Easements contained herein, and each, every and all of Lessee's rights, privileges and obligations hereunder, in consideration of or as additional security for any financing or equipment leasing arrangement into which Lessee may enter which may affect Lessee's interest hereunder, and any such assignment or transfer shall not constitute a default under this agreement. Further, Lessee shall have the right to record, register or file such evidence of any such assignment or transfer as may be required in conjunction with any such financing or equipment leasing arrangement, and such recording, registration or filing shall not constitute a default under this agreement. An assignment to a person, firm or corporation which, at the time of such assignment, has a smaller net worth than Lessee then has shall not release Lessee of its obligations under this lease, except an assignment to a corporation into which or with which Lessee merges or consolidates. Lessee shall, within a reasonable time after any assignment, transfer or subletting, notify Lessor of the name and address of the assignee, transferee or sublessee; and Lessee shall, within a reasonable time after any assignment or transfer, provide Lessor with a copy of an instrument whereby the assignee or transferee has assumed Lessee's obligations under this agreement.

     16. Lessor, on behalf of itself and all persons, corporations and other entities claiming by, through or under Lessor, covenants and agrees with Lessee that as long as Lessee pays the rent herein reserved and performs all of Lessee's obligations hereunder, subject only to the right of Midwesco, Inc., an Illinois corporation, as Tenant of the Property under a certain lease dated November 18, 1976 between said corporation as Tenant and Lessor hereunder as Landlord, to concurrent use of the Easement Areas, Lessee shall have quiet and peaceful enjoyment and possession of the Premises and the Easement Areas throughout the Term and any Extended Terms, free from claims by any person, corporation or other entity claiming by, through or under Lessor or any person, corporation or other entity claiming under title paramount to Lessor, and shall be entitled to exercise all of Lessee's rights hereunder (including, without limitation, Lessee's options to extend the Term of this agreement) during the Term and any Extended Terms.

     17. Lessee will, from time to time, upon ton (10) days' prior request by Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee stating that this agreement is unmodified and in full force and effect (or, if there have been modifications, that this agreement is in full force and effect as modified, and setting forth such modifications) and the dates to which rent and additional rent have been paid, and either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge. Lessor will, from time to time, upon ten (10) days' prior request by Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor stating that this agreement is unmodified and in full force and effect (or, if there have been modifications, that this agreement is in full force and effect as modified, and setting forth such modifications) and the dates to which rent and additional rent have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge. Any such certificate of Lessee or Lessor may be relied upon by any person or entity.

     18. A. If Lessee shall default in the payment of any installment of the rent hereby reserved and any such default shall continue for a period of ten
(10) days after written notice thereof is received by Lessee, or if Lessee shall default in the performance of any other obligation herein contained to be performed by Lessee and any such default shall continue for a period of thirty
(30) days after written notice thereof is received by Lessee (provided, however, that if the default reasonably cannot be cured within thirty (30) days, said thirty (30) day period shall be extended for such additional time as is reasonably necessary to cure the default), or if Lessee is adjudicated a bankrupt or a trustee is appointed for Lessee after a petition for reorganization or arrangement has been filed by or against Lessee under the Bankruptcy Act of the united States, or a receiver is appointed for Lessee's business or property (and the order of adjudication or for the appointment of a trustee or receiver has not been vacated within sixty (60) days after the entry thereof), then upon ten (10) days' notice to Lessee (which notice shall not be required if Lessee is adjudicated a bankrupt or a trustee is appointed for Lessee after a petition for reorganization or arrangement has been filed against Lessee under the Bankruptcy Act of the United States, or a receiver is appointed for Lessee's business or property and the order of adjudication or for the appointment of a trustee or receiver has not been vacated within sixty
(60) days after the entry thereof), the right of Lessee to possession of the Promises may be terminated and the mere retention of possession thereafter by Lessee shall constitute a forcible detainer of the Promises, and if the Lessor so elects, but not otherwise, and upon notice of such election, this agreement shall thereupon terminate, and upon termination of Lessee's right of possession as aforesaid, whether this agreement be terminated or not, Lessee agrees to surrender possession of the Premises immediately. Lessor hereby expressly waives any and all right to distrain for rent due and any and all landlord's liens or claim of such upon any or all property of Lessee and Lessee's Related Parties, on the Premises or the Easement Areas.

     B. Concurrently with the execution of this agreement, Lessor's beneficiaries have executed an instrument entitled "Consent to Site Agreement By Lessor's Beneficiaries" whereby said beneficiaries recognize and consent to the terms of this agreement and agree that they will not take any action or suffer any action to be taken which does in any way impair or limit the performance by Lessor of its obligations under this agreement, or which does in any way impair or limit the exercise by Lessee of its rights under this agreement. Lessor hereby agrees that any breach by any of Lessor's beneficiaries, or by any of their respective heirs, executors, administrators, personal representatives, successors or assigns, of any of the covenants contained in said instrument shall constitute a breach by Lessor of its obligations under this agreement.

     19. If any suit or action shall be brought to enforce any of the terms, covenants or conditions of this agreement, to restrain any breach of this agreement, to recover any rent under this agreement, to terminate this agreement or to recover possession of the Premises, the party not prevailing in such suit or action shall be liable to the prevailing party for the prevailing party's costs and expenses, including, without limitation, court costs and reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered. Each party shall pay all costs and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred or sustained by the other party in any litigation in which the other party, without its fault, becomes involved or concerned by reason of this agreement.

     20. All notices to be given under this agreement shall be in writing and shall be delivered in person or mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed to Lessor, if intended for it, at the address for payment of rent, and addressed to Lessee, if intended for it, at Cellular One, 840 East State Parkway, Schaumburg, Illinois, 60173 Attention:
Business Manager, and shall be deemed given when personally delivered, or on the date indicated on a return receipt that delivery was made or refused. Either party hereto may change the place for notice to it by like written notice to the other.

     21. Each party hereto represents that it has full power and authority to enter into this agreement and to perform the covenants and obligations herein contained. Each person executing this agreement represents that he or she is duly authorized to execute this agreement.

     22. This agreement and all the rights, covenants and obligations contained in this agreement shall inure to the benefit of-and be binding upon Lessor, Lessor's beneficiaries from time to time, Lessee, and their respective heirs, executors, administrators, personal representatives, successors and assigns as permitted by this agreement.

     23. A. In any case where the approval or consent of Lessor is required under this agreement, and if Lessor consists of more than one person or entity, an approval or consent by any of the persons or entities comprising Lessor shall be sufficient, and Lessee may rely upon such approval or consent. In furtherance thereof, each of the persons and entities comprising Lessor does hereby irrevocably make, constitute and appoint each of the other persons and entities comprising the Lessor, acting alone, as its, his or her agent and true and lawful attorney-in-fact, for and in its, his or her name, place and stead to approve, authorize, sign, execute, acknowledge and deliver any and all documents, instruments and certificates in connection with approvals or consents from time to time required, requested or otherwise to be given under this agreement, hereby conferring upon said attorney the most comprehensive powers possible to be given in connection with the foregoing, and hereby ratifying all that said attorney lawfully shall do or cause to be done by virtue of the power of attorney hereby conferred.

     B. In any case where the approval or consent of either party hereto is required under this agreement, such party shall not unreasonably delay or withhold its approval or consent.

     24. This agreement represents the entire, integrated agreement of the parties hereto. No alteration, amendment or addition to this agreement shall be binding upon any party hereto unless contained in a writing signed by the parties. If any clause, phrase, provision or portion of this agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the reminder of this agreement, nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances. Changes in the number, gender and grammar of terms and phrases herein, where necessary to conform this agreement to the circumstances of Lessor and Lessee, shall in all cases be assumed as though in each case fully expressed herein. This agreement shall be construed in accordance with the laws of the State of Illinois.

     25. Lessee shall have options to extend the Term of this agreement for two
(2) additional periods of ten (10) years each (the "Extended Terms') upon giving written notice to Lessor of Lessee's exercise of any such option at least one hundred twenty (120) days prior to the expiration of the original Term or any Extended Term; provided that neither such option shall be exercisable if, at the time of exercise or at the time any such Extended Term is to commence, Lessee is in default under this agreement and has failed to cure such default within the time permitted under paragraph 18 of this agreement; and provided that the second option to extend shall cease to exist if Lessee does not exercise the first option to extend. All of the terms and provisions of this agreement shall be effective during each Extended Term, except that the monthly rent payable during the first Extended Term shall be as follows:

     $2,700 per month for the period from May 1, 2017 through April 30, 2022;
and

     $3,000 per month for the period from May 1, 2022 through April 30, 2027;

and the monthly rent payable during the second Extended Term shall be as follows.

     $3,300 per month for the period from May 1, 2027 through April 30, 2032;
and

     $3,600 per month for the period from may 1, 2032 through April 30, 2037.

The word "Term" as used in this agreement shall include the Extended Terms when and as Lessee's options to extend shall be exercised.

     26. As additional security for the performance of Lessee's obligations under this agreement, Lessee has concurrently with the execution of this agreement deposited with Lessor the sum of Three Thousand Dollars ($3,000) (the "Security Deposit"). Lessor may apply any part or all of the Security Deposit for the purpose of curing any defaults of Lessee under this agreement if (and only if) Lessee has failed to cure any such default within the time permitted under paragraph 18 of this agreement. Lessee shall pay to Lessor within ten
(10) days after receipt of Lessor's written notice a sum of money to replenish such amounts as are properly applied by Lessor from the Security Deposit so that, at all times during the Term and any Extended Terms, the Security Deposit will equal the aforesaid sum. At the expiration or earlier termination of this agreement, if Lessee is not then in default hereunder, Lessor shall return to Lessee the Security Deposit, less such amounts, if any, as have been properly applied by Lessor to cure any defaults of Lessee hereunder. Lessor shall keep the Security Deposit in an interest-bearing "money market account", or a similar interest-bearing demand deposit account, of the type available from major banks. The interest earned on the Security Deposit shall be paid to Lessee not less often than annually.

     27. If there occurs a casualty which partially or completely destroys the improvements, additions and/or Equipment constructed, made or installed upon or in the Premises, such event shall not relieve Lessee of the obligation to pay rent hereunder.
     IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

LESSOR:                         LESSEE:

AMERICAN NATIONAL BANK AND             ROGERS RADIOCALL, INC.
TRUST COMPANY OF CHICAGO,
not personally, but as Trustee
under Trust Agreement dated            BY
September 15, 1976 and known
as Trust No. 39340

By                                     Attest
  Its

Attest:
  Its

                     CONSENT BY MIDWESCO, INC. ("MIDWESCO")

     For and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, MIDWESCO, being a Tenant under a Lease dated November 18, 1976 between American National Bank and Trust Company of Chicago, as Trustee under Trust No. 39340 ("American"), as Landlord, and MIDWESCO as Tenant, and having an interest in the Premises and/or the Easement Areas (as such phrases are defined in the foregoing Site Agreement No. 41 - Niles, Illinois dated April 8, 1987, between American, as Lessor, and Rogers Radiocall, Inc., as Lessee ("Site Agreement") described in the foregoing Site Agreement, hereby recognizes and consents to the terms of the foregoing Site Agreement; and agrees that it will not take any action, or suffer any action to be taken by any person or entity controlled by MIDWESCO, which does in any way impair or limit the performance by the Lessor (under the foregoing Site Agreement,:) of the Lessor's obligations under the foregoing Site Agreement, or which does in any way impair or limit the exercise by the Lessee (under the foregoing Site Agreement) of the Lessee's rights under the Site Agreement. The provisions hereof shall be binding upon MIDWESCO, its successors and assigns, and its and their respective employees, agents, directors and shareholders.

     IN WITNESS WHEREOF, MIDWESCO, INC. has executed this instrument this 8th day of April, 1987.

                                                MIDWESCO, INC.



                                                By
                                                Its

                                                Attest
                                                Its

This instrument prepared by

Stephen M. Dorfman
Altheimer & Gray
333 West Wacker Drive
Chicago, Illinois 60606

                NOTARY ACKNOWLEDGMENT FOR AMERICAN NATIONAL BANK
                          AND TRUST COMPANY OF CHICAGO

STATE OF ILLINOIS)
                 ) SS.
COUNTY OF C 0 0 K)

I, Loretta M. Sovienski, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that __________________, Assistant Vice President of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, and ________________, Assistant Secretary thereof, personally known to me as the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act, and as the free and voluntary act of said Bank, for the uses and purposes therein set forth; and said Assistant Secretary did also then and there acknowledge that he as custodian of the corporate seal of said bank did affix said corporate seal of said Bank to said instrument as his own free and voluntary act, and as the free and voluntary act of said Bank for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 9th day of April A.D. 1987.

Notary Public
My Commission Expires:

                NOTARY ACKNOWLEDGMENT FOR ROGERS RADIOCALL, INC.

STATE OF ILLINOIS )
                 )SS.
COUNTY OF

     1, Peter B. Loughman, a Notary Public in and for the County and State aforesaid DO HEREBY CERTIFY that_________________, personally known to me to be the ______________ of ROGERS RADIOCALL, INC., an Illinois corporation, and, personally known to me to be the ________________ of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such ________ and _______, respectively, of ROGERS RADIOCALL, INC., they signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal this 9th day of April, 1987.

                    NOTARY ACKNOWLEDGMENT FOR MIDWESCO, INC.

STATE OF ILLINOIS )
                 ) SS.
COUNTY OF COOK)

     I, Peter B. Loughman, Notary Public in and for the County and State aforesaid DO HEREBY CERTIFY that _________________ , personally known to me to be the __________ of MIDWESCO, INC. an Illinois corporation, and __________, personally known to me to be the ____________ of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such _______________ and ______________ respectively, of MIDWESCO, INC. they signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 8th day of April, 1987.

                                   SCHEDULE 1

LOT 1 IN DANLEY MACHINE CORPORATION'S SUBDIVISION OF PART OF THE NORTH 1/2 OF THE SOUTH EAST 1/4 OF THE NORTH WEST 1/4 OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                                   EXHIBIT A

Common address, if any, of Premises:

   7720 North Lehigh, Niles, Illinois

Number of square feet of Premises (excluding Easement Areas and appurtenances):

     One Thousand Nine Hundred Twenty (1,920)

Legal Descriptions:

                            REAL ESTATE DESCRIPTION

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST
QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT NO. 62678, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE, AND THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE A DISTANCE OF 100.0 FT. TO A POINT; THENCE SOUTH ON A LIKE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 5.0 FT. TO THE POINT OF BEGINNING; THENCE SOUTH ALONG SAID PARALLEL LIKE A DISTANCE OF 60.0 FT.; THENCE SOUTH 89 DEGREES-32'-53" WEST A DISTANCE OF 32.0 FT.; THENCE NORTH 00 DEGREES-27'-07" WEST A DISTANCE OF 60.0 FT.; THENCE NORTH 89 DEGREES-32'-53" EAST A DISTANCE OF 32.0 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                       EASEMENT FOR INGRESS AND EGRESS I

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT NO. 6267B, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS
FOLLOWS: COMMENCING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE

SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE,
AND THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE A DISTANCE OF 132.0 FT. TO A POINT; THENCE SOUTH ON A LIKE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 30.17 FT. TO THE POINT OF BEGINNING; THENCE SOUTH 90 DEGREES-00'-00" WEST A DISTANCE OF 181.87 FT.; THENCE NORTH 00 DEGREES- 21'-43" WEST A DISTANCE OF 139.03 FT.; THENCE NORTH
88 DEGREES-41'-24" EAST A DISTANCE OF 267.68 FT. TO THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE; THENCE NORTH 22 DEGREES-46'-08" WEST ON SAID SOUTHWESTERLY LINE A DISTANCE OF 21.49 FT.; THENCE SOUTH 88 DEGREES-4l'-24" WEST A DISTANCE OF 279.49 FT.; THENCE SOUTH 00 DEGREES-2l'-63" EAST A DISTANCE OF 178.57 FT.; THENCE NORTH 90 DEGREES-00'- 00" EAST A DISTANCE OF 201.90 FT.; THENCE NORTH 00 DEGREES-27'-07" WEST A DISTANCE OF 20.0 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                       EASEMENT FOR INGRESS AND EGRESS II

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST
QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT NO. 62678, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE, AND THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE A DISTANCE OF 132.0 FT. TO THE POINT OF BEGINNING; THENCE SOUTH ON A LINE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 30.17 FT.; THENCE SOUTH 90 DEGREES-00'-00- WEST A DISTANCE OF 20.00 FT.; THENCE NORTH 00 DEGREES-27'-07"- WEST A DISTANCE OF 142.73 FT.; THENCE NORTH 88 DEGREES-4l'-24"- EAST A DISTANCE OF 20.00 FT.; THENCE SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 113.02 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                     EASEMENT FOR PUBLIC UTILITIES NO.  ONE

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST.

PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT
NO. 62678, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS
FOLLOWS: BEGINNING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE, AND THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE FOR A DISTANCE OF 132.0 FT.; THENCE SOUTH ON A LIKE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES- 27'-07" EAST A DISTANCE OF 29.45 FT.; THENCE SOUTH 89 DEGREES-32'-53" WEST A DISTANCE OF 10.0 FT.; THENCE NORTH 00 DEGREES-27'-07" WEST A DISTANCE OF 39.28 FT.; THENCE NORTH 88 DEGREES-33'-27" EAST A DISTANCE OF 137.93 FT. TO SAID SOUTHWESTERLY LIKE OF LEHIGH AVENUE; THENCE SOUTH 22 DEGREES-46'-08" EAST A DISTANCE OF 10.74 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                     EASEMENT FOR PUBLIC UTILITIES NO.  TWO

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST
QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT NO. 62678, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE, AND THE SOUTHWESTERLY LINE OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE A DISTANCE OF 100.0 FT. TO A POINT; THENCE SOUTH ON A LINE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 65.0 FT. TO THE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING CONTINUING SOUTH 00 DEGREES-27'-07" EAST A DISTANCE OF 67.0 FT. TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE; THENCE WEST ALONG SAID SOUTH LINE OF THE NORTH HALF A DISTANCE OF 10.0 FT.; THENCE NORTH 00 DEGREES-27'-07" WEST A DISTANCE OF 67.14 FT.; THENCE NORTH 89 DEGREES-32'-53" EAST A DISTANCE OF 10.0 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                     EASEMENT FOR CONSTRUCTION STAGING AREA

THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST
QUARTER OF SECTION TWENTY-NINE, TOWNSHIP FORTY-ONE NORTH, RANGE THIRTEEN, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE SOUTHWESTERLY LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872 AS DOCUMENT NO. 62678, AND ALSO WEST OF THE EASTERLY 60.0 FT. ACQUIRED BY TOWNSHIP DEDICATION, 14AY 21, 1907, FOR LEHIGH AVENUE, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF A LINE 132.0 FT. NORTH OF AND PARALLEL TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION TWENTY-NINE, AND THE SOUTHWESTERLY LINE
OF SAID LEHIGH AVENUE, SAID LINE BEING 60.0 FT. SOUTHWESTERLY OF AND PARALLEL TO THE SOUTHWESTERLY LINE OF SAID CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD; THENCE WEST ALONG SAID 132.0 FT. NORTH PARALLEL LINE A DISTANCE OF 100.0 FT.
TO A POINT; THENCE SOUTH ON A LINE PARALLEL TO THE WEST LINE OF SAID SECTION TWENTY-NINE HAVING AN ASSUMED BEARING OF SOUTH 00 DEGREES-27'-07" EAST A DISTANCE of 65.0 FT. TO A POINT; THENCE SOUTH 89 DEGREES-32'-53" WEST A DISTANCE OF 32.0 FT. TO THE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING SOUTH 89 DEGREES-32'-53" WEST A DISTANCE OF 120.0 FT.; THENCE NORTH 00 DEGREES-27'-07"- WEST A DISTANCE OF 35.0 FT.; THENCE NORTH 89 DEGREES-32'-53" EAST A DISTANCE OF 120.0 FT.; THENCE SOUTH 00 DEGREES-27'-07" EAST A DISTANCE
OF 35.0 FT. TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                                   EXHIBIT B

(PLAT OF SURVEY AND/OR SITE PLAN TO BE INSERTED BY LESSEE, ROGERS RADIOCALL,
INC.)

                                   EXHIBIT C

Liens and encumbrances to which the Premises and the Easement Areas are subject:

(a)  Current general real estate taxes not yet due and payable; and

(b) Mortgage dated December 1, 1976 recorded December 10, 1976 with the Recorder of Deeds of Cook County, Illinois, as Document 23743556, as amended and assigned, and the following related security documents:
     Assignment of Rents recorded as Document 23743557, as amended and assigned, and Financing Statement filed as Document 76 U 65191.

              CONSENT TO SITE AGREEMENT BY LESSOR'S BENEFICIARIES

     For and in consideration of Ten Dollars (S10.00) and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, DAVID UNGER and HENRY M. MAUTNER, being the beneficiaries under the provisions of the Trust Agreement dated September 15, 1976 and known as Trust No. 39340, pursuant to which AMERICAN NATIONAL RANK AND TRUST COMPANY OF CHICAGO, the Lessor under that certain "Site Agreement No. 41-Niles, Illinois" dated April 8 , 1987 ("Site Agreement'), is Trustee, hereby recognize and consent to the terms of the Site Agreement; and agree that they will not take any action or suffer any action to be taken which does in any way impair or limit the performance by the Lessor (under the Site Agreement) of the Lessor's obligations under the Site Agreement, or which does in any way impair or limit the exercise by the Lessee (under the Site Agreement) of the Lessee's rights under the Site Agreement. The provisions hereof shall be binding upon the aforesaid beneficiaries and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     It is specifically understood and agreed by Lessee, as confirmed by Lessee's execution of the Site Agreement to which this Consent is attached, that by executing this Consent the undersigned

     (a) do not assume or agree to perform any duties or obligations of Lessor under such Site Agreement, or assume any liability resulting from the failure of the Lessor to perform any such duties or obligations, all such obligations and liability being hereby expressly disclaimed by the undersigned, and

     (b) do not assume any personal liability for breach by the undersigned of any of the covenants contained in this Consent, except for injunctive relief as described below.

By executing the Site Agreement to which this Consent is attached, Lessee agrees that Lessee's sole and exclusive remedy against the undersigned for any breach by them of their covenants under this Consent shall be to seek injunctive relief restraining the conduct by the undersigned which constitutes such breach by the undersigned, and in no event shall the undersigned be subject to any claim for monetary damages or financial relief on account of any such acts, nor shall any such relief be granted, all such claims for monetary damages and financial relief being hereby unconditionally and irrevocably waived by Lessee. However, the breach by any of the undersigned of any of the covenants contained in this Consent shall constitute a breach by the Lessor of its obligations under the Site Agreement.

     IN WITNESS WHEREOF, the aforesaid beneficiaries have executed this instrument on the 8th day of April, 1987.



DAVID UNGER


HENRY MAUTNER

                NOTARY ACKNOWLEDGEMENT FOR BENEFICIARY OF LESSOR


STATE OF ILLINOIS)
                 ) SS.
COUNTY OF        )


     1, Peter B. Loughman, a Notary Public in and for the said County and State aforesaid DO HEREBY CERTIFY that the foregoing instrument was acknowledged before me this April 8, 1987 by DAVID UNGER, personally known to me to be the individual who executed the above instrument.

Notary Public

My Commision Expires:



                NOTARY ACKNOWLEDGEMENT FOR BENEFICIARY OF LESSOR

STATE OF ILLINOIS )
                 ) SS.
COUNTY OF COOK    )

     I, Peter B. Loughman, a Notary Public in and for the said County and State aforesaid DO HEREBY CERTIFY that the foregoing instrument was acknowledged before me this April 8, 1987 by HENRY M. MAUTNER, personally known to me to be the individual who executed the above instrument.

                           INDUSTRIAL BUILDING LEASE

                                     INDEX

                                                               Page
I.               Grant and Term   . . . . . . . . . . . . . . . .  1
         1.0     Grant  . . . . . . . . . . . . . . . . . . . . .  1
         1.1     Term . . . . . . . . . . . . . . . . . . . . . .  1
II.              Possession . . . . . . . . . . . . . . . . . . .  1
         2.0     Possession . . . . . . . . . . . . . . . . . . .  1
III.             Purpose  . . . . . . . . . . . . . . . . . . . .  1
         3.0     Purpose  . . . . . . . . . . . . . . . . . . . .  1
         3.1     Uses Prohibited  . . . . . . . . . . . . . . . .  1
         3.2     Prohibition of Use . . . . . . . . . . . . . . .  1
IV.              Rent . . . . . . . . . . . . . . . . . . . . . .  2
         4.0     Rent . . . . . . . . . . . . . . . . . . . . . .  2
         4.1     Interest on Late Payments. . . . . . . . . . . .  2
V.               Impositions  . . . . . . . . . . . . . . . . . .  2
         5.0     Payment By Tenant  . . . . . . . . . . . . . . .  2
         5.1     Alternative Taxes. . . . . . . . . . . . . . . .  2
         5.2     Deposits . . . . . . . . . . . . . . . . . . . .  2
         5.3     Evidence of Payment  . . . . . . . . . . . . . .  2
         5.4     Right to Contest . . . . . . . . . . . . . . . .  2
VI.              Insurance  . . . . . . . . . . . . . . . . . . .  2
         6.0     Kinds and Amounts  . . . . . . . . . . . . . . .  2
         6.1     Form of Insurance  . . . . . . . . . . . . . . .  3
         6.2     Mutual Waiver of Subrogation Rights  . . . . . .  3
VII.             Damage or Destruction  . . . . . . . . . . . . .  3
         7.0     Tenant's Obligation to Rebuild . . . . . . . . .  3
         7.1     Preconditions to Rebuilding  . . . . . . . . . .  3
         7.2     Payment for Rebuilding . . . . . . . . . . . . .  3
         7.3     Excess Receipts by Depositary  . . . . . . . . .  4
         7.4     Failure to Rebuild . . . . . . . . . . . . . . .  4
VIII.            Condemnation . . . . . . . . . . . . . . . . . .  4
         8.0     Taking of Whole  . . . . . . . . . . . . . . . .  4
         8.1     Partial Taking . . . . . . . . . . . . . . . . .  4
IX.              Maintenance and Repairs  . . . . . . . . . . . .  4
         9.0     Maintenance  . . . . . . . . . . . . . . . . . .  4
         9.1     Alterations  . . . . . . . . . . . . . . . . . .  4
X.               Assignment and Subletting  . . . . . . . . . . .  4
         10.0    Consent Required . . . . . . . . . . . . . . . .  4
         10.1    Merger or Consolidation  . . . . . . . . . . . .  5
         10.2    Voting Control of Tenant . . . . . . . . . . . .  5
         10.3    Other Transfer of Lease  . . . . . . . . . . . .  5
XI.              Liens and Encumbrances . . . . . . . . . . . . .  5
         11.0    Encumbering Title  . . . . . . . . . . . . . . .  5


         11.1    Liens and Right to Contest . . . . . . . . . . .  5
XII.             Utilities  . . . . . . . . . . . . . . . . . . .  5
         12.1    Utilities  . . . . . . . . . . . . . . . . . . .  5
XIII.            Indemnity and Waiver . . . . . . . . . . . . . .  5
         13.0    Indemnity  . . . . . . . . . . . . . . . . . . .  5
         13.1    Waiver of Certain Claims . . . . . . . . . . . .  5
XIV.             Rights Reserved to Landlord  . . . . . . . . . .  6
         14.1    Rights Reserved to Landlord  . . . . . . . . . .  6
XV.              Quiet Enjoyment  . . . . . . . . . . . . . . . .  6
         15.0    Quiet Enjoyment  . . . . . . . . . . . . . . . .  6
XVI.             Subordination or Superiority . . . . . . . . . .  6
         16.0    Subordination or Superiority . . . . . . . . . .  6
XVII.            Surrender  . . . . . . . . . . . . . . . . . . .  6
         17.0    Surrender  . . . . . . . . . . . . . . . . . . .  6
         17.1    Removal of Tenant's Property . . . . . . . . . .  6
         17.2    Holding Over . . . . . . . . . . . . . . . . . .  6
XVIII.           Remedies . . . . . . . . . . . . . . . . . . . .  7
         18.0    Defaults . . . . . . . . . . . . . . . . . . . .  7
         18.1    Remedies Cumulative  . . . . . . . . . . . . . .  8
         18.2    No Waiver  . . . . . . . . . . . . . . . . . . .  8
         18.3    Confession of Judgment . . . . . . . . . . . . .  8
XIX.             Security Deposit . . . . . . . . . . . . . . . .  8
         19.0    Security Deposit . . . . . . . . . . . . . . . .  8
XX.              Miscellaneous  . . . . . . . . . . . . . . . . .  9
         20.0    Tenant's Statement . . . . . . . . . . . . . . .  9
         20.1    Estoppel Certificates  . . . . . . . . . . . . .  9
         20.2    Landlord's Right to Cure . . . . . . . . . . . .  9
         20.3    Amendments Must be in Writing  . . . . . . . . .  9
         20.4    Notices  . . . . . . . . . . . . . . . . . . . .  9
         20.5    Short Form Lease . . . . . . . . . . . . . . . .  9
         20.6    Time of Essence  . . . . . . . . . . . . . . . .  9
         20.7    Relationship of Parties  . . . . . . . . . . . .  9
         20.8    Captions . . . . . . . . . . . . . . . . . . . .  9
         20.9    Severability . . . . . . . . . . . . . . . . . .  9
         20.10   Law Applicable . . . . . . . . . . . . . . . . .  9
         20.11   Covenant Binding on Successor  . . . . . . . . .  9
         20.12   Brokerage  . . . . . . . . . . . . . . . . . . .  9
         20.13   Landlord Means Owner . . . . . . . . . . . . .   10
         20.14   Lender's Requirements  . . . . . . . . . . . .   10
         20.15   Signs  . . . . . . . . . . . . . . . . . . . .   10
XXI.             Exculpatory Clause . . . . . . . . . . . . . .   11


                           INDUSTRIAL BUILDING LEASE

THIS LEASE is made this 18th day of November, 1976 by and between American National Bank & Trust Company of Chicago, not personally but solely as Trustee under Trust Agreement dated September 15, 1976, (hereinafter sometimes referred to as "Landlord") and Midwesco-Enterprise, Inc. an Illinois corporation (hereinafter sometimes referred to as "Tenant"), who hereby mutually covenant and agree as follows:

                             I.  GRANT AND TERM

         1.0 Grant. Landlord for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby lets from Landlord, the real estate consisting of approximately 353,498 square feet in area commonly known as 7720 N. Lehigh Avenue, Niles, Illinois, and legally described on an exhibit which is attached hereto, identified as Exhibit A, and made a part hereof by this reference, together with all improvements now located thereon (consisting of approximately 107,000 square feet in floor area), or to be located thereon during: the term of this Lease, together with all appurtenances belonging to or in any way pertaining to the said premises (such real estate, improvements and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as "Leased Premises").

         1.1 Term. The term of this Lease shall commence on December 10, 1976 (hereinafter sometimes referred to as "Commencement Date") and shall end on December 31, 2001, unless sooner terminated as herein set forth.

                                 II. POSSESSION

         2.0     Possession.   Except as otherwise expressly provided herein
(or written instrument signed by Landlord or Landlord's agent or Landlord's beneficiary, beneficiaries or their assent if Landlord is an Illinois land trust) Landlord shall deliver possession of the Leased Premises to Tenant on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted. If Landlord gives possession prior to the Commencement Date to enable Tenant to fit the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease (except that Tenant shall not be required to pay rent during such occupancy). If Landlord shall be unable to deliver possession of the Leased Premises on the Commencement Date by reason of the fact that work required to be done by Landlord hereunder, if any, has not been completed for any reason, or because a prior tenant has failed to deliver up possession of the Leased Premises or for any other cause beyond the control of Landlord. Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected. Under such circumstances, unless the delay is the fault of Tenant, rent and other charges hereunder shall not commence until the later of the date possession of the Leased Premises is given or the Commencement Date.

                                 III.  PURPOSE

         3.0 Purpose. The Leased Premises shall be used and occupied only for the purpose of manufacturing, sales, distribution, administration and warehouse purposes.

         3.1 Uses Prohibited. Tenant will not permit the Leased Premises to be used in any manner which would render the insurance thereon void. Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto: or in any manner which would violate any certificate of occupancy affecting the same; or which would cause structural injury to the improvements: or cause the value or usefulness of the Leased Premises, or any part thereof, to diminish; or which would constitute a public or private nuisance or waste.

         3.2 Prohibition of Use. If the use of the Leased Premises should at any time during the Lease term be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, this Lease shall not be thereby terminated nor shall Tenant be entitled by reason thereof to surrender the Leased Premises or to any abatement or reduction in rent, nor shall the respective obligations of the parties hereto be otherwise affected.

                                    IV. RENT

         4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to, or upon the order of David Unger and Henry Mautner until otherwise notified in writing by Landlord, as rent for the Leased Premises, at such place or places as Landlord may designate in writing from time to time and in default of such designation then at the office of the Landlord, c/o David Unger & Henry Mautner, 7720 N. Lehigh Avenue, Niles, Illinois, an annual rental of Two Hundred Twenty Thousand and no/100 Dollars (220,000.00), payable monthly in advance installments of Eighteen Thousand Three Hundred Thirty-Three and
34/100 Dollars    ($18,333.34).  If Tenant occupies the Leased Premises for the purpose of conducting business therein prior to the Commencement Date, Tenant shall pay rent on a pro rata basis from the date of occupancy to the Commencement Date. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States.

         4.1 Interest on Late Payments. Each and every installment of rent and each and every payment of other charges hereunder which shall not be paid when due, shall bear interest at the rate of twelve percent (12%) per annum from the date when the same is payable under the terms of this Lease until the same shall be paid.

                                V.  IMPOSITIONS

         5.0 Payment by Tenant. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease ("Impositions"): provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord's reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

         5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect to the payment of Impositions. There shall be excluded from Impositions all federal and state income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

         5.2     Deposits.  As security for the obligations contained in this
Article V, Tenant shall deposit monthly with Landlord, or such other entity as Landlord may designate, on the first day of each and every month of the Lease term, a sum equal to one-twelfth (1/12) of the last ascertainable amount (or at Landlord's election, a sum equal to one-twelfth (1/12) of the Landlord's estimate of the current amount of Impositions which monthly deposit shall be held by Landlord in such accounts as may be authorized by then current state or federal banking laws, rules or regulations and which monthly deposits shall be used as a fund to be applied, to the extent thereof to the payment of Impositions as the same become due and payable. The existence of said fund shall not limit or alter Tenant's obligation to pay Impositions (respecting which the fund was created; provided, however, that said fund shall be fully utilized for the payment of Impositions). The amount of the fund shall be re-adjusted annually, on the first day of the month after the tax bills showing the actual amount of the taxes (are issued in each year of the Lease term, to reflect the actual amount of Impositions). Tenant shall not be entitled to interest on said fund.

         5.3 Evidence of Payment. Tenant shall deliver to Landlord duplicate receipts or photostatic copies thereof showing the payments of all Impositions, within thirty (30) days after the respective payments evidenced thereby.

         5.4 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall in good faith and with due diligence, contest the same of the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

                                 VI.  INSURANCE

         6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

         (a) The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy other risks of direct physical loss as insured against and under Special Extended Coverage Endorsement. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Landlord. The full replacement cost of improvements shall be determined every three (3) years by an insurance appraiser selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal and if said report shows that the improvements are not insured as herein required, Tenant shall promptly obtain such additional insurance as is required.

         (b) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $500,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $1,000,000.00, and for damage to property in an amount of not less than $200,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises. Said insurance shall comprehend full coverage of the indemnity set forth in Section 13.0 hereof;

         (c)   Item omitted from lease

         (d)   Tenant from all workmen's compensation claims; and

         (e)   Landlord and Tenant against breakage of all plate glass utilized
         in the improvements on the Leased   Premises.

         (f) Landlord from loss of rents during the period while the Leased Premises are unrentable due to a fire or other Casualty (for the maximum period for which such insurance is available) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay rent during any such period of untenantability.

         (g) Flood insurance whenever, in the judgment of Landlord, such protection is necessary and it is available.

         6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord's mortgagee. The aforesaid insurance shall not be subject to cancellation except after at least thirty
(30) days' prior written notice to Landlord and any mortgagee of Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereon, shall he deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage. If Landlord is an Illinois land trust the insurance referred to in subsections 6.0(b), (c) and (e) hereof shall also insure the beneficiary or beneficiaries thereof.

         6.2 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expenses resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through or under it in connection with the Leased Premises, and
(b) such party is then covered in whole or in part by insurance with respect to such loss, cost damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

                          VII.  DAMAGE OR DESTRUCTION

         7.0 Tenant's Obligation to Rebuild. In the event of damage to, or destruction of any improvements on the Leased Premises, or of the fixtures and equipment therein, by fire or other casualty, Tenant shall promptly, at its expense, repair, restore or rebuild the same to the condition existing prior to the happening of such fire or other casualty. Rent shall not be reduced or abated during the period of such repair, restoration or rebuilding even if the improvements are not tenantable.

         7.1 Preconditions to Rebuilding. Before Tenant commences such repairing, restoration or rebuilding involving an estimated cost of more than Ten Thousand Dollars ($10.000.00), plans and specifications therefor, prepared by a licensed architect satisfactory to Landlord shall be submitted to Landlord for approval and Tenant shall furnish to Landlord (a) an estimate of the cost of the proposed work. certified to by said architect: (b) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord,builder's risk insurance. and workmen's compensation insurance; (c) a performance and payment bond satisfactory in form and substance to Landlord: and (d) such other security as Landlord , require to insure payment for the completion of all work free and clear of liens.

         7.2 Payment for Rebuilding. Provided that the insurer does not deny liabilty as to the insureds, all sums arising by reason of loss under the insurance referred to in subsection 6.0(a), shall be available to Tenant for the work. Tenant shall depos it with the Depositary (as hereinafter defined) any excess cost of the work over the amount held by the Depositary as proceeds of the insurance within thirty (30) days from the date of the determination of the cost of the work by the architect in accordance with subsection 7.1(a) or, if the insurer has denied liability as to the insureds, then Tenant shall deposit the full amount of the work with the Depositary. Tenant shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner using only high quality union workmen and materials. The Depositary shall pay out construction funds from time to time on the written direction of the architect provided that the Depositary and Landlord shall first be furnished with waivers of lien, contractors, and subcontractors sworn statements and other evidence of cost and payments so that the Depositary can verify that the amounts disbursed from time to time are represented by completed and in-place work, and that said work is free and clear of mechanics liens. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work completed and in place from time to time. At all times the undisbursed balance remaining in the hands of Depositary shall be at least sufficient to pay for the rest of completion of the work free and clear of liens; any deficiency shall be paid into the Depositary by Tenant. Depositary, as used herein, shall be any first mortgagee of the Leased Premises, or the Landlord if there is no first mortgage of the Leased Premises or if such first mortgagee has refused to act as Depositary.

         7.3 Excess Receipts by Depositary. Any excess of money received from insurance remaining with the Depositary after the repair or rebuilding of improvements, if there be no default by Tenant in the performance of the Tenant's covenants and agreements hereunder, shall be paid to Tenant.

         7.4 Failure to Re-build. If Tenant shall not enter upon the repair or rebuilding of the improvements within a period of ninety (90) days after damage or destruction by fire or otherwise, and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, not to exceed one hundred eighty (180) days from the date of commencement of such repair or rebuilding, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the hands of the Depositary shall be paid in and retained by Landlord as security for the continued performance and observance by Tenant of the Tenant's covenants and agreements hereunder, or Landlord may terminate this Lease and then be paid and retain the amount so held as liquidated damages resulting from the failure on the part of Tenant to comply with the provisions of this Article.

                              VIII.  CONDEMNATION

         8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that an a result thereof the balance cannot be used for the some purpose as expressed in Article Ill, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "award"), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties.

         8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Tenant, at its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements first complying with the procedure set forth in Section 7.1. For such purpose the amount of the award relating to the improvements shall be deposited with the Depositary (as defined in Section 7.2 hereof) which shall disburse such award to apply on the cost of said repairing or restoration in accordance with the procedure set forth in Section 7.2. If Tenant does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred eighty (180) days then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall. at Landlord's election be paid to and retained by Landlord as liquidated damages resulting from the failure of Tenant to comply with the provisions of this Section Any portion of such award as may not have to be expended for such repairing or restoration shall be paid to Landlord. There shall be no abatement or reduction in any rental because of such taking or condemnation.

                          IX.  MAINTENANCE AND REPAIRS

         9.0 Maintenance. Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including without limitation, heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair, in full compliance with all health and police regulations in force and in conformity with the rules and regulations of fire underwriters or underwriters' fire prevention engineers.
As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary nonstructural and structural repairs and replacements. Tenant shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary, specifically including but not by limitation, snow and ice clearance and planting and replacing flowers and landscaping, and conforming with the lawful and valid requirements of any governmental authority having jurisdiction over the Leased Premises.

         9.1 Alterations. Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without Landlord's prior written consent. Tenant shall made all additions, improvements, alterations and repairs, nonstructural and structural, on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises. All work done pursuant to this Article IX shall be performed in accordance with Section 7.1. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation sworn contractor's statements and supporting lien waivers) evidencing payment in full for such work.

                         X.  ASSIGNMENT AND SUBLETTING

         10.0 Consent Required. Tenant shall not, without Landlord's prior written consent, (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant's interest by operation of any business; (c) sublet the Leased Premises or any part thereof, or (d) use by anyone other than Tenant. Landlord attests that it will not unreasonably withhold its consent to any or sublease, provided that if Tenant requests Landlord's consent to an assignment of the Lease or to a sublease of all or a substantial portion of Leased Premises, Landlord may, in lieu of granting such consent or reasonably withholding the same, terminate this Lease, effective on the effective date of such assignment or on the commencement date specified in the sublease, as the case may be, to which Landlord's consent is requested. No such termination shall be effective unless consented to in writing, by any first mortgagee. No permitted assignment or subletting shall relieve Tenant of Tenant's covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

         10.1 Merger or Consolidation. Tenant may, without Landlord's consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

         10.2 Voting Control of Tenant. If Tenant is a corporation, the shares of which, at the time of the execution of this Lease or during the term hereof are or shall be held by fewer than 100 persons, firms, or corporations, and if at any time during the term of this Lease, the persons, firms or corporations who own a minority or controlling number of its shares at the time of the execution of this Lease or following Landlord's consent to a transfer of such shares, ceases to own such shares (except as a result of transfer by bequest or inheritance) and such cessation shall not first have been approved in writing, by Landlord then such cessation shall, at the option of Landlord, be deemed a default by Tenant under this Lease.

         10.3 Other Transfer of Lease. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest herein.

                         XI.  LIENS AND ENCUMBRANCES

         11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

         11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided. however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of non-payment thereof; provided further, however, that on final determination of the lien or claim for lien. Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.


                                XII.  UTILITIES

         12.0 Utilities. Tenant shall purchase all utility services, including but not limited to fuel, water, sewer and electricity from the utility or municipality providing such service and shall pay for such services when such payments are due.

                          XIII.  INDEMNITY AND WAIVER

         13.0 Indemnity. Tenant will protect, indemnify and save harmless Landlord (if Landlord is an Illinois land trust, the term "Landlord", for the purpose of this Article XIII only, shall include the Trustee, its agents, its beneficiary or beneficiaries and their agents) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of
(a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease: or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit, or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel approved by Landlord.

         13.1 Waiver of Certain Claims. Tenant waives all claims it may have against Landlord for damages or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Leased Premises or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Leased Premises or resulting directly or indirectly from any act or neglect of any person, including Landlord to the extent permitted by law. This
Section 13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused by or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Leased Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

                       XIV.  RIGHTS RESERVED TO LANDLORD

         14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust) reserves the following rights, to be exercised at Landlord's election:

         (a)     To change the street address of the Leased Premises;

         (b) To inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises;

         (c) To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises;

         (d) During the last year of the Lease term, to place and maintain the usual "For Rent" signs on the Leased Premises; and

         (e) During the last ninety (90) days of the Lease term, if during or prior to that time Tenant vacates the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy.

Landlord may enter upon the Leased Premises for any and all of the said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

                              XV.  QUIET ENJOYMENT

         15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                       XVI.  SUBORDINATION OR SUPERIORITY

         16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default. Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed.
Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand in writing. Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place, and stead so to do.

                                XVII.  SURRENDER

         17.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling, and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident of the business of Tenant; articles of personal property incident to Tenant's business are hereinafter referred to as "Trade Fixtures"). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord's property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal in writing at or before the time of such termination of this Lease. If Landlord so requests removal of said additions, hardware, non-Trade Fixtures and all improvements and Tenant does not make such removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

         17.1 Removal of Tenant's Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant's Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removals. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

         17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at the same monthly rate of rent and other charges payable hereunder for the Lease term, or at the election of Landlord expressed in a written notice to Tenant, otherwise holding over shall constitute a renewal of the Lease for one (1) year at the same rental at which all of the covenants and agreements contained in this Lease. If Tenant continues to hold over any written demand by Landlord for possession at the expiration of the Lease or after termination by either of a month to month tenancy created pursuant to this Section, or after termination of the Lease or of double the rate of rent payable hereunder immediately prior to the expiration or other termination of the Lease of Tenant's right to possession. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

                                XVIII. REMEDIES

         18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to any, if

         (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking recognition of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

         (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension: or

         (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

         (d) The Leased Premises are levied upon by any revenue officer or similar officer, or

         (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof, or

         (f) Tenant shall abandon the Leased Premises or vacate the same during the tem hereof; or

         (g) Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for ten (10) days after notice thereof in writing to Tenant.; or

         (h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the some released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

         (i) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

         (j) Tenant shall repeatedly be late in the payment of rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept,. observed or performed by Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord may re-enter the Leased Premises with or without process of law using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resultant therefrom. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with or without process of law and to repossess the Leased Premises as the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If the Landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may, at the Landlord's option enter into the Leased Premises, remove the Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may, but shall be under no obligation so to do, relet all or any part of the Leased Premises for such rent and upon terms that shall be satisfactory to Landlord (including the right to rent the Leased Premises for a term greater than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character of use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decoration, repairs, changes, alternations, additions, the expenses of such reletting and the collection of the rent accruing therefrom including, but not by way of limitation, attorneys' fees and brokers' commissions, to satisfy the rent herein provided to be paid for the remainder of the Lease term. Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (1) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess without terminating the Lease, and to enforce all of its right and remedies hereunder for any other default no so cured.

     18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall he in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to Lime and so often as occasion may arise or as may be deemed expedient

     18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein.
No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not. in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

                              Section 18.3 Omitted

                             XIX.  SECURITY DEPOSIT

     19.0 Security Deposit. To secure the faithful performance by Tenant of all of the covenants, conditions and agreements in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed, including, but without limiting the generality of the foregoing, such covenants, conditions and agreements in this Lease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited herewith the sum of $55,000 with David Unger & Henry Mautner as beneficiaries of Landlord("Agent") as a Security Deposit on the understanding: (a) that such deposit or any part or portion thereof not previously applied, or from time to time, such one or more parts or portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Agent on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its anginal amount; (b) that should the Leased Premises be conveyed by Landlord or should Agent cease to be the beneficiaries of Landlord, the deposit or any portion thereof not previously applied may be turned over to Landlord's grantee or the new agent, as the case may be, and if the same be turned over as aforesaid, the Tenant hereby releases Landlord and Agent from any and all liability with respect to the deposit and/or its application or return, and the Tenant agrees to look to such grantee or agent, as the case may be, for such application or return; (c) that Landlord shall have no personal liability with respect to said sum and Tenant shall look exclusively to Agent or its successors pursuant to subparagraph (b) hereof for return of said sum on the termination of this lease; (d) that Agent or its successor shall not be obligated to hold said deposit as a separate fund, but on the contrary may commingle the same with its other funds; (e) that if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions, and agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the part or portion thereof not previously applied, shall be returned to the Tenant without interest no later than thirty
(30) days after the expiration of the term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to the Landlord at the expiration of said term or any extension or renewal thereof as provided herein; and (f) that Agent on behalf of itself and its successor, reserves the right, at its sole option, to return to Tenant said deposit or what may then remain thereof, at any time prior to the date when Agent, or its successors is obligated hereunder to return the same, but said return shall not in any manner be deemed to be a waiver of any default of the Tenant hereunder then existing nor to limit or extinguish any liability of Tenant hereunder.

                               XX. MISCELLANEOUS

         20.0 Tenants's Statement. Tenant shall furnish Landlord annually within ninety (90) days after the end of each of Tenant's fiscal years a copy of its annual report and certified statement. It is mutually agreed that Landlord may deliver a copy of such statements to the mortgagee, but otherwise Landlord shall treat such statements and information contained therein as confidential.

         20.1 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and, or Landlord's mortgagee, a written statement certifying, if true, that Tenant has accepted the Lease Premises that this Lease is unmodified and in full force and effect or if there have been modifications that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the rate to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord's mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises.

         20.2 Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not, by way of limitations. Tenant's failure to obtain insurance, make repairs, or satisfy lien claims, and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of twelve percent (12%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

         20.3 Amendment Must be in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

         20.4 Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant as follows: Midwesco- Enterprise, Inc., 7720 N. Lehigh Avenue, Niles, Illinois, attn: David Unger, President, or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord as follows c/o David Unger c/o Midwesco-Enterprise,

Inc., address above or at such other address as Landlord may theretofore have furnished by written notice to Tenant with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Tenant shall have received written notice. The effective date of such notice shall be one (1) day after delivery of the same to the United States Postal Service.

     20.5 Short Form Lease. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

     20.6 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     20.7 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

     20.8 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     20.9 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease, at the option of the Landlord, shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     20.10 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

     20.11 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     20.12 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease. Tenant covenants of pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

     20.13 Landlord Means Owner. The term "Landlord" as used in the Lease, so far as covenants of obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

                                        Paragraph 20.14 Omitted.

     20.15 Signs. Tenant shall install no exterior sign without Landlord's prior written approval of detailed plans and specifications therefor.

     20.16 For purposes of this Lease, the term.'Leased Premises" shall include the personal property and chattels described on Exhibit B hereto. At all times during the Term of this Lease, Tenant, at its sole expense, shall maintain such personal property and chattels in good working order and condition and shall keep the same insured against loss by fire and other casualties in amounts reasonably requested by Landlord and otherwise in accordance with the provisions of Article VI of this Lease. Such personal property and chattels shall at all times remain the sole property of Landlord, subject to the right of Tenant to use the same in accordance with the provisions of this Lease. The obligation of Tenant to maintain such personal property and chattels shall include the obligation to repair and replace the same during the Term as necessary. On the termination of the Term of this Lease, whether by lapse of time or otherwise, Tenant shall return such personal property and chattels to Landlord in the same condition as existing on the date hereof, ordinary wear and tear excepted.

     The rights and interest of Tenant in and to such personal property and chattels shall be subject and subordinate to the lien of any first mortgage affecting the Leased Premises and to the lien granted by Landlord pursuant to any Security Agreement applicable to such personal property and chattels and to all advances made thereunder and interest thereon, and all renewals, replacements and extensions thereof.


If Landlord is an Illinois Land Trust, the following Section 21.0 shall be included in this Lease:

     21.0 Exculpatory Clause. This Lease is executed by American National Bank & Trust Company, not personally but as Trustee as aforesaid, in the exercise of and power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated September 15, 1976, and known as Trust Number 39340 to all provisions of which Trust Agreement this Lease is expressly made subject. It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee or said beneficiaries, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied herein contained, to keep, preserve or acquiesce any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness of liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked legal title to the property herein described and has no control over the management thereof or the income therefrom and has no knowledge respecting rentals, leases or other factual matter with respect to said premises, except as represented to it by the beneficiary or beneficiaries of said Trust.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                                  AMERICAN NATIONAL BANK & TRUST
                                                  COMPANY OF CHICAGO, as Trustee
                                                   of Trust #39340

(If corporation,
affix seal here)                                                      Landlord

                           MIDWESCO-ENTERPRISE, INC.,
                            an Illinois corporation

(if corporation.
affix seal here)                                                      Tenant


                                ACKNOWLEDGMENTS


                  (If Tenant is an Individual or Partnership)


STATE  OF
                                           SS
COUNTY OF                                  SS


I......................................................., a Notary Public in
and for said County, in the State aforesaid, do hereby certify that......................................... , personally known to me to be the same person(s) whose name(s) is/are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/they signed, sealed, and delivered the said instrument as his/their free and voluntary act for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this day of 19___

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Notary Public

                          (If Tenant is a Corporation)

STATE OF ILLINOIS
                                  SS
COUNTY OF COOK


I,   Ruth A. Heinrich, a Notary Public in and for said County, in the State aforesaid, do hereby certify that David Unger, personally known to me to be the President of MIDWESCO-ENTERPRISE, INC, and Illinois corporation, duly licensed to transact business in the State of Illinois, and personally known to me to be the Secretary of said corporation and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as President and Secretary of said corporation, and caused the Corporate Seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this 7th day of December, 1976.


         Ruth A. Heinrich
         Notary Public


STATE OF ILLINOIS
                                  SS
COUNTY OF COOK


I, P. Johansen, a Notary Public in and for said County, in the State aforesaid. do hereby certify that J. M. Whelan, personally known to me to be the Vice President of American Bank & Trust Co. of Chicago, as Trustee of Trust #39340 and L. Woods, personally known to me to be the Asst. Secretary of thereof and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as Vice President and Asst. Secretary thereof, and caused the Corporate Seal thereof to be affixed thereto, pursuant to authority given by the Board of Directors thereof, as their free and voluntary act and as the free and voluntary act and deed thereof, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this Dec 08 1976.

                                           Notary Public

                 (If Landlord is an Individual or Partnership)

STATE OF
                          SS
COUNTY OF


   I............................................................................
 ............. a Notary Public in and for said  County. in the State aforesaid, do hereby certify that............................................. , personally known to me to be the same person(s) whose name(s) is/are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/they signed, sealed and delivered the said instrument as his/their free and voluntary act, for the uses and purposes therein set forth.

   GIVEN under my hand and Notarial Seal this .................. day of ......

                                               ...............................
                                                    Notary Public

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION


THAN THAT PART OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE 3RD PRINCIPAL MERIDIAN, LYING WEST OF THE WEST LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD, AS ESTABLISHED BY DEED RECORDED OCTOBER 17, 1872, AS DOCUMENT 62678, AND ALSO WEST OF THE EASTERLY 60 FEET ACQUIRED BY TOWNSHIP DEDICATION, MAY 21, 1907, FOR LEHIGH AVE., EXCEPT THE NORTH 33 FEET THEREOF, ALSO EXCEPT THE WEST
237.40 FEET THEREOF, ALSO EXCEPTING THAN THAT PORTION OF THE ABOVE DESCRIBED TRACT HERETOFORE CONVEYED TO THE PUBLIC SERVICE COMPANY OF NORTHERN ILLINOIS, DESCRIBED AS THAN THAT PART OF THE SOUTH 2 CHAINS, WEST OF THE WEST LINE OF THE CHICAGO, MILWAUKEE AND ST. PAUL RAILROAD RIGHT OF WAY IN THE NORTH 1/2 OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE 3RD PRINCIPAL MERIDIAN, LYING EASTERLY OF A LINE PARALLEL TO THE WEST LINE OF SAID SECTION AND 100 FEET WEST OF THE INTERSECTION OF THE WESTERLY LINE OF LEHIGH AVE., AND THE NORTH LINE OF SAID TRACT, IN THE VILLAGE OF NILES, COOK COUNTY, ILLINOIS.



                                  EXHIBIT "B"


1.       One Wright 2-ton crane
2.       One Robbins and Meyers 2-ton crane
3.       Three Manning, Maxwell and Moore 20-ton cranes
4.       One Michigan 10-ton crane
5.       One Able-Howe 20-ton crane
6.       One Shaw-Box 10-ton crane
7. One each-50 horsepower and 15 horsepower Gardener Denver air compressors
8.       One 30-ton Hydro Scale crane scale, and
9.       One Columbus 30,000 pound platform floor scale